As filed with the Securities and Exchange Commission on October 26, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5894890
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, NJ 07922

(Address of principal executive offices) (Zip code)

Amended and Restated 2019 Omnibus Stock Incentive Plan

(Full title of the plan)

Phoebe Mounts, Esq.

Executive Vice President and General Counsel

CorMedix Inc.

300 Connell Drive, Suite 4200

Berkeley Heights, NJ 07922

(Name and address for agent for service)

(908) 517-9500

(Telephone number, including area code, of agent for service)

Copies to:

Steven A. Navarro

Bryan S. Keighery

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the registration of an additional 4,800,000 shares (the “Shares”) of common stock, $0.001 par value per share, of CorMedix Inc. (the “Registrant”). The Shares are securities of the same class and related to the same employee benefit plan, the Amended and Restated 2019 Omnibus Stock Plan, as amended and restated on October 13, 2022, as those registered pursuant to the Registrants registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2010, December 13, 2013, August 7, 2016 and December 17, 2019. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 (file numbers 333-170498, 333-192840, 333-212430 and 333-235556) filed with the SEC on November 9, 2010, December 13, 2013, August 7, 2016 and December 17, 2019, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes the signature page hereto and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages hereto).
99.1	CorMedix Inc. Amended and Restated 2019 Omnibus Stock Incentive Plan, as amended and restated on October 13, 2022.
107	Calculation of Filing Fee Table.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berkeley Heights, State of New Jersey, on the 26th day of October 2022.

CORMEDIX INC.

By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Todisco and Phoebe Mounts, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Todisco	Director and Chief Executive Officer (Principal Executive Officer)	October 26, 2022
Joseph Todisco
/s/ Matthew T. David	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 26, 2022
Matthew T. David
/s/ Myron Kaplan	Director and Chairman of the Board	October 26, 2022
Myron Kaplan
/s/ Paulo F. Costa	Director	October 26, 2022
Paulo F. Costa
/s/ Janet Dillione	Director	October 26, 2022
Janet Dillione
/s/ Gregory Duncan	Director	October 26, 2022
Gregory Duncan
/s/ Alan W. Dunton	Director	October 26, 2022
Alan W. Dunton
/s/ Steven Lefkowitz	Director	October 26, 2022
Steven Lefkowitz

II-2